EXHIBIT 3.5

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         NUTRICEUTICALS.COM CORPORATION
    JAN 11 2000

No. C12813-93
------------------------------
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


      Pursuant to the provisions of the Nevada Revised Statutes, the undersigned corporation does hereby adopt these Articles of Amendment to the Articles of Incorporation, and the undersigned officers do hereby certify individually and on behalf of the undersigned corporation as follows:

     1. The name of the corporation is Nutriceuticals.com Corporation (the "Company"). The Articles of Incorporation of this Corporation were filed by the Department of the State of Nevada and became effective on October 18, 1993.

     2. A new Article One to the Articles of Incorporation of this Corporation shall be as follows:


                                  ARTICLE ONE

         The name of the corporation is DrugMax.com, Inc.

     3. This Amendment was recommended by the Board of Directors to the Corporation's shareholders on December 6, 1999.

     4. On January 11, 2000, the holders of a majority of the outstanding shares of Common Stock of the Corporation, the only class of securities outstanding, adopted this amendment to the Corporation's Articles of Incorporation at a special, duly called and convened meeting of such shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

     IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be executed this 11th day of January, 2000.


                                        NUTRICEUTICALS.COM CORPORATION


                                        By: /s/ Stephen M. Watters
                                           -----------------------------
                                           Stephen M. Watters, President


                                        By: /s/ William L. LaGamba
                                           -----------------------------
                                           William L. LaGamba, Secretary